Exhibit 10.26

SUBSCRIPTION AGREEMENT

January 9, 2023

Pathfinder Acquisition Corporation

1950 University Avenue, Suite 350

Palo Alto, CA 94303

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Pathfinder Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability (“PFDR”), which shall be domesticated as a Delaware corporation prior to the closing of the Transaction (as defined below) and the undersigned subscriber (the “Investor”), in connection with the Business Combination Agreement, dated as of October 3, 2022 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among PFDR, Movella Inc., a Delaware corporation (the “Company”) and Motion Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of PFDR (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company being the surviving entity (the transactions contemplated by the Business Combination Agreement, including the Merger, the “Transaction”).

In connection with the Business Combination Agreement, PFDR, Merger Sub, the Company and the Investor entered into a financing commitment letter (the “Commitment Letter”), dated as of October 3, 2022, pursuant to which the Investor or certain of its affiliates have committed $75 million of financing to support the Transaction. Under the terms of the Commitment Letter, the Investor or its affiliates have committed (i) to launch a tender offer (the “Tender Offer”) for the purchase of up to $75 million of PFDR’s Class A ordinary shares, par value $0.00001 per share and (ii) to the extent the total amount of money actually used to purchase shares in the Tender Offer by the Investor upon expiration or termination of the Tender Offer (the “Tender Offer Amount”) is less than $75 million, to purchase from PFDR a number of shares of common stock of PFDR (after the Domestication), par value $0.00001 per share (the “Shares”) equal, in the aggregate, to the Aggregate Subscription Amount (as defined below) divided by $10.00, at a price per Share of $10.00, which will occur following the Domestication (as defined below) and immediately prior to but contingent upon the closing of the Transaction.

Prior to the closing of the Transaction (and as more fully described in the Business Combination Agreement), PFDR will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and de-register as a Cayman Islands exempted company in accordance with Section 206 of the Cayman Islands Companies Law (2020 Revision) (the “Domestication”).

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and PFDR acknowledges and agrees as follows:

1.    Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from PFDR, and PFDR hereby agrees to issue and sell to the Investor, the Shares on the terms and subject to the conditions provided for herein, including the payment of $75,000,000 (being the difference between $75 million and the Tender Offer Amount, referred to herein as the “Aggregate Subscription Amount”) to PFDR. Investor acknowledges and agrees that, as a result of the Domestication, the Shares that will be purchased by the Investor and issued by PFDR pursuant hereto shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

2.    Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction and the satisfaction or waiver of the conditions set forth in Section 3 below. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction (the date the Closing so occurs, the “Closing Date”). Upon

Confidential

satisfaction or waiver in writing of the conditions set forth in Section 3 below, the Investor shall deliver to PFDR, on the Closing Date, (i) the Aggregate Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by PFDR to the Investor in writing and (ii) to PFDR, any other information that is reasonably requested of the Investor from PFDR in writing in order for PFDR to issue the Investor’s Shares, including, without limitation, the legal name of the person in whose name such Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, PFDR shall (a) issue a number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of the Investor on PFDR’s share register and (b) provide evidence from its transfer agent of the issuance of such Shares to the Investor in book entry form within two business days of the Closing Date; provided, however, that PFDR’s obligation to issue the Shares to the Investor is contingent upon PFDR having received the Aggregate Subscription Amount in full from the Investor accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day, on which commercial banks in New York, New York are authorized or required by law to close.

3.    Closing Conditions.

a.    The obligation of the parties hereto to consummate the purchase, sale and issuance of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i)    (A) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining, enjoining or prohibiting consummation of the transactions contemplated hereby and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing;

(ii)    PFDR’s listing application with The Nasdaq Stock Market (“Nasdaq”) in connection with the transactions contemplated by this Subscription Agreement shall have been conditionally approved and, immediately following the consummation of the Transaction, PFDR’s common stock shall have been approved for issuance on Nasdaq, subject only to official notice of issuance thereof and no suspension of the qualification of the Shares for offering or trading in any jurisdiction, or initiation or written threat of any proceedings for any of such purposes, shall have occurred and be continuing;

(iii)    since the date of the Commitment Letter, no Company Material Adverse Effect (as defined in the Business Combination Agreement) shall have occurred and be continuing; and

(iv)    all conditions precedent to the closing of the Transaction under the Business Combination Agreement shall have been satisfied or waived (as determined by the parties to the Business Combination Agreement and other than those conditions under the Business Combination Agreement that, by their nature, are to be fulfilled at or substantially contemporaneously with the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase, sale and issuance of the Shares pursuant to this Subscription Agreement) in accordance with the terms of the Business Combination Agreement, but without giving effect to any amendments, waivers or consents that are materially adverse to the interests of the Investor without its consent, such consent not to be unreasonably withheld or delayed (it being understood that any amendment or modification of the definition of “Company Material Adverse Effect,” “Pathfinder Material Adverse Effect” or “Termination Date” will be deemed to be materially adverse to the interests of the Investor).

b.    The obligation of PFDR to consummate the purchase, sale and issuance of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true

Confidential

and correct in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement in all material respects as of the Closing Date; and (ii) all obligations, covenants and agreements of the Investor required by this Subscription Agreement to be performed by it prior to the Closing Date shall have been performed by it in all material respects.

c.    The obligation of the Investor to consummate the purchase, sale and issuance of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that all representations and warranties of PFDR contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, material adverse effect or similar language which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, material adverse effect or similar language which representations and warranties shall be true and correct in all respects) as of such earlier date).

4.    Further Assurances. At or prior to the Closing Date, PFDR and the Investor shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.    [Reserved].

6.    PFDR Representations and Warranties. PFDR represents and warrants to the Investor that:

a.    As of the date hereof, PFDR is an exempted company duly formed, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concepts exist in such jurisdiction). Subject to any consents required under the Business Combination Agreement or its Governing Documents (as defined in the Business Combination Agreement), PFDR has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, following the Domestication, PFDR will be validly existing as a corporation incorporated under the laws of the State of Delaware with all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, duly incorporated and in good standing under the laws of the State of Delaware.

b.    As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under PFDR’s certificate of incorporation and bylaws (each as adopted on the Closing Date) by contract or under the General Corporation Law of the State of Delaware, other than such rights as have been or will have been waived prior to the Closing Date.

c.    This Subscription Agreement has been duly authorized, executed and delivered by PFDR and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement constitutes the legal, valid and binding agreement of PFDR and is enforceable against PFDR in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d.    The execution and delivery of, and the performance of the transactions contemplated hereby, including the issuance and sale of the Shares and the compliance by PFDR with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein does not and will not (i)

Confidential

conflict with or result in a breach or violation of the provisions of the organizational documents of PFDR; or (ii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over PFDR or any of its properties that would, in each case, reasonably be expected to have, individually or in the aggregate, a Pathfinder Material Adverse Effect (as defined in the Business Combination Agreement) or materially affect the validity of the Shares or the legal authority of PFDR to comply in all material respects with the terms of this Subscription Agreement.

e.    Neither PFDR nor its subsidiaries shall knowingly, directly or indirectly, use the proceeds received pursuant to this Subscription Agreement, or lend, contribute or otherwise make available such proceeds received pursuant to this Subscription Agreement to any Person, to fund any activities of or business with any Person that, at the time of such funding, is a an individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on the Office of Foreign Assets Control of the United States Department of the Treasury’s (“OFAC”) List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority of Hong Kong, the United States, United Nations, European Union or United Kingdom, (iii) located, organized or resident in a Designated Jurisdiction, or (iv) the government of a Designated Jurisdiction or the Government of Venezuela (any such person, a “Sanctioned Person”), or in any other manner that will result in a violation by any Person of any sanction administered or enforced by the United States government (including OFAC and the U.S. Department of State), and any other applicable sanctions administered or enforced by the United Nations Security Council, the European Union, any Member State of the European Union, the Government of Canada, the United Kingdom, including His Majesty’s Treasury (“HMT”), or other relevant sanctions authority of the United States, United Nations, European Union, United Kingdom or Canada (collectively, “Sanctions”).

f.    Neither PFDR nor its subsidiaries shall knowingly, directly or indirectly, use the proceeds received pursuant to this Subscription Agreement for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, it being noted that the undertaking as set out in this Section 6(f) is made if and to the extent that making it does not result in a breach or violation of Council Regulation (EC) No. 2271/96 of 22 November 1996 (the “EU Blocking Regulation”), any law or regulation implementing such EU Blocking Regulation in any member state of the European Union or the United Kingdom or any similar applicable blocking or anti-boycott laws or regulations, each as amended from time to time.

g.    PFDR is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds received pursuant to this Subscription Agreement, not more than 25% of the value of the assets (either of the PFDR only or of PFDR and its subsidiaries on a consolidated basis) will be margin stock.

h.    PFDR is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of PFDR, (ii) any loan or credit agreement, guarantee, not, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, PFDR is a party or by which PFDR’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over PFDR or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Pathfinder Material Adverse Effect.

i.    Neither PFDR nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does PFDR nor any of its subsidiaries have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

j.    PFDR is not, and immediately after receive of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Confidential

7.    Investor Representations and Warranties. The Investor represents and warrants to PFDR that:

a.    The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), (ii) is acquiring its entire beneficial ownership interest in the Shares for its own account (or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements made herein on behalf of each owner of each such account), and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Accordingly, the Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

b.    The Investor is not an entity formed for the specific purpose of acquiring the Shares. The Investor (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the purchase of the Shares and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Accordingly, the Investor understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

c.    The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to PFDR or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entry for the Shares or certificates representing the Shares shall contain a notation or restrictive legend, as applicable, to such effect. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that PFDR files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor shall not engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

d.    The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from PFDR. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of PFDR, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of PFDR expressly set forth in Section 6 of this Subscription Agreement. Except for the representations, warranties and agreements of PFDR expressly set forth herein, the Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of PFDR, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

e.    The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

Confidential

f.    The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including the Transaction and the business of PFDR and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed PFDR’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The Investor has received, reviewed and understood the materials made available to it in connection with the Transaction, has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares. The Investor acknowledges that as part of the Transaction PFDR has filed a registration statement under the Securities Act, including a preliminary prospectus and proxy statement (the “Transaction Proxy”), which contains additional information about the Transaction, the Company and PFDR.

g.    The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and PFDR, or a representative of PFDR, and the Shares were offered to the Investor solely by direct contact between the Investor and PFDR, or a representative of PFDR. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, PFDR, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of PFDR contained in Section 6 of this Subscription Agreement, in making its investment or decision to invest in PFDR. Neither the Investor, nor any of its directors, officers, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offering of the Shares.

h.    The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in PFDR’s filings with the SEC and those which are set forth in the Transaction Proxy. The Investor is able to fend for itself in the transactions contemplated herein; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the Transaction (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound and (v) are a fit, proper and suitable investment for the Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares.

i.    Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and, assuming the accuracy of PFDR’s representations and warranties set forth in Section 6 of this Subscription Agreement, determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in PFDR. The Investor acknowledges specifically that a possibility of total loss exists.

j.    In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties of PFDR in this Subscription Agreement.

Confidential

k.    The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

l.    The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

m.    The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any material agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not conflict with or violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the legal, valid and binding obligation of PFDR, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

n.    The Investor is not a Sanctioned Person or a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

o.    The Investor acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

p.    The Investor has or has commitments to have and, when required to deliver payment to PFDR pursuant to Section 2 above, will have, sufficient funds to pay the Aggregate Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

q.    The Investor acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to PFDR.

8.    Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (c) 10 days after the Termination Date (as defined in the Business Combination Agreement as in effect on the date hereof), if the Closing has not occurred by such date other than as a result of a breach of Investor’s obligations hereunder (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled

Confidential

to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. PFDR shall notify the Investor in writing of the termination of the Business Combination Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to PFDR in connection herewith shall promptly (and in any event within two (2) business days) following the Termination Event be returned to the Investor.

9.    Trust Account Waiver. The Investor acknowledges that PFDR is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving PFDR and one or more businesses or assets. The Investor further acknowledges that, as described in PFDR’s prospectus relating to its initial public offering dated February 16, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of PFDR’s assets consist of the cash proceeds of PFDR’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of PFDR, its public shareholders and the underwriters of PFDR’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to PFDR to pay its tax obligations, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of PFDR entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement.

10.    Miscellaneous.

a.    Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of PFDR provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to this Section 10(a) shall relieve the Investor of its obligations hereunder.

b.    PFDR may request from the Investor such additional information as PFDR may reasonably deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall as promptly as reasonably practicable provide such information as may reasonably be requested to the extent readily available; provided, that, PFDR agrees to keep any such information provided by Investor confidential except (i) as required by applicable federal securities laws or pursuant to other routine proceedings of regulatory authorities or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under applicable regulations of any national securities exchange on which the Company’s or PFDR’s securities are to be listed for trading. The Investor acknowledges that each of the Company and PFDR may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a periodic report or a registration statement or prospectus of the Company or PFDR, as applicable.

c.    The Investor acknowledges that PFDR and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 or Section 7 above, as applicable, are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by “materiality” or “Pathfinder Material Adverse effect” or any other similar materiality qualification set forth herein, as applicable, in which case such party shall notify the other party hereto if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of Shares will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

d.    PFDR is entitled to rely upon this Subscription Agreement, including the representations and warranties of all of the Investor, and PFDR is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 10(d) shall not give PFDR any rights other than those expressly set forth herein.

Confidential

e.    All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f.    This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g.    This Subscription Agreement (including the schedule hereto) and the Shareholder Rights Agreement (as defined in the Business Combination Agreement), collectively, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8(b), Section 10(c), Section 10(d), this Section 10(g) and Section 11 in each case with respect to the persons specifically referenced therein and in the next sentence, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions. Notwithstanding anything to the contrary contained herein, the parties hereby designate the Company as third-party beneficiary of Section 1, Section 2 and Section 4 of this Agreement having the right to enforce Section 1, Section 2, Section 4, Section 5 and Section 10(k).

h.    Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i.    If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect so long as this Subscription Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

j.    This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf, including via DocuSign) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

k.    The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions

Confidential

to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l.    If any change in the number, type or classes of authorized shares of PFDR (including the Shares), other than as expressly contemplated by the Business Combination Agreement or any agreement contemplated by the Business Combination Agreement, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares issued to the Investor shall be appropriately adjusted to reflect such change.

m.    This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

n.    Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of New York sitting in the borough of Manhattan in the City of New York, New York or the federal courts located in the Southern District of New York, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10(n) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 10(n) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

o.    Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such addresses or email addresses set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to PFDR.

Confidential

11.    Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of PFDR expressly contained in Section 6 of this Subscription Agreement in making its investment or decision to invest in PFDR. The Investor acknowledges and agrees that none of the parties to the Business Combination Agreement or any Non-Party Affiliate shall have any liability to the Investor pursuant to, arising out of or relating to this Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by PFDR, the Company or any Non-Party Affiliate concerning PFDR, the Company, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of PFDR, the Company or any of PFDR’s or the Company’s controlled affiliates or any family member of the foregoing.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

FP Credit Partners II, L.P.

By: FP Credit Partners GP II, L.P. Its: General Partner By: FP Credit Partners GP II Management, LLC Its: General Partner By: /s/ Scott Eisenberg Name: Scott Eisenberg Title: Managing Director

Name in which Shares are to be registered (if different):	Date: January 9, 2023

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Number of Shares subscribed for: 7,152,809

Aggregate Subscription Amount: $71,528,090	Price Per Share: $10.00

You must pay the Aggregate Subscription Amount set forth above by wire transfer of United States dollars in immediately available funds on the Closing Date.

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

FP Credit Partners Phoenix II, L.P.

By: FP Credit Partners II, L.P.

Its General Partner

By: FP Credit Partners GP II Management, LLC

Its General Partner

By: /s/ Scott Eisenberg

Title: Managing Director

Name in which Shares are to be registered (if different):	Date: January 9, 2023

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for: 347,191

Aggregate Subscription Amount: $3,471,901	Price Per Share: $10.00

You must pay the Aggregate Subscription Amount set forth above by wire transfer of United States dollars in immediately available funds on the Closing Date.

IN WITNESS WHEREOF, PFDR has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

PATHFINDER ACQUISITION CORPORATION

By:	/s/ David Chung

Name:	David Chung
Title:	Chief Executive Officer

Date: January 9, 2023